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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 22, 2001, in the Registration Statement (Form S-3) and related prospectus of Aftermarket Technology Corp. for the registration of 6,900,000 shares of its common stock. We also consent to the incorporation by reference therein of our report dated February 22, 2001, with respect to the consolidated financial statements and financial statement schedule of Aftermarket Technology Corp. for the years ended December 31, 2000, 1999 and 1998 including the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

                      Ernst & Young LLP

December 20, 2001

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors